Exhibit 99.1

SCB BANCORP, INC.
PROXY FORM

SPECIAL MEETING OF SHAREHOLDERS
_______________, 2018 AT 7:00 P.M. LOCAL TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

I, the undersigned shareholder of SCB Bancorp, Inc. (the “Company”), having received notice of a special meeting of the shareholders, revoking any proxy previously given, do hereby nominate, constitute and appoint, each of [*] and [*] my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $7.50 par value per share, standing in my name on its books on [*], 2018, at a special meeting of the shareholders of the Company to be held at 7:00 p.m. on [*], 2018 , local time, at 455 N. Main Street, Decatur, Illinois, 62523 (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.
To approve the Agreement and Plan of Merger, dated as of June 12, 2018, among the Company, First Mid-Illinois Bancshares, Inc. (“First Mid”) and Project Almond Merger Sub LLC, a wholly owned subsidiary of First Mid (“Merger Sub”), pursuant to which the Company will merge with and into Merger Sub with Merger Sub as the surviving entity and a wholly-owned subsidiary of First Mid, and the transactions contemplated therein;

For            Against            Withhold
☐              ☐              ☐

2. To approve the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Merger Agreement and the transactions contemplated therein.

For            Against            Withhold
☐              ☐              ☐

Note: In accordance with their discretion, to vote upon all other matters that may properly come before the Special Meeting.

The Board of Directors recommends that you vote “FOR” proposals 1 and 2. This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” proposals 1 and 2 and in the discretion of the proxy holders on any other matter that may properly come before the Special Meeting.

For your votes to be counted, you must sign and return this proxy form by mail to the Company in the postage paid envelope provided, fax to 217-429-8742 or send via email attachment to sseitz@soybank.com prior to the date and time of the Special Meeting or deliver it to the Special Meeting in person. If you fail to sign and return this proxy form, your votes will not be counted.

IN WITNESS WHEREOF, I have hereunto signed this Proxy this ______ day of _______________, A.D. 2018

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